Exhibit 99.1

STOKE THERAPEUTICS REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

BEDFORD, Mass. — (BUSINESS WIRE) — August 14, 2019 — Stoke Therapeutics, Inc., (Nasdaq: STOK), a biotechnology company pioneering a new way to treat the underlying cause of genetic diseases by precisely upregulating protein expression, today reported financial results for the second quarter of 2019.

“We are making efficient and meaningful progress toward our goal of delivering the first medicine to target the underlying cause of Dravet syndrome, a severe and progressive form of epilepsy. In the past year, we have strengthened our team, advanced the development of our TANGO technology, and bolstered our financial position through our recent successful IPO,” said Edward M. Kaye, M.D., Chief Executive Officer of Stoke Therapeutics. “Our focus for the rest of 2019 is to build on this foundation by continuing to obtain important information about our lead therapeutic candidate, STK-001, in preparation for the filing of our IND and the start of a Phase 1 clinical study next year. In parallel, we are working to evaluate the potential for TANGO to address a broad range of other severe genetic diseases that are not adequately treated by current therapeutic modalities.”

Second Quarter 2019 Business Highlights:

•

In June 2019, Stoke completed its initial public offering of 9,074,776 shares of common stock at a public offering price of $18.00 per share, including the full exercise of the underwriters’ option to purchase additional shares. The total net proceeds to Stoke, after deducting underwriting discounts and commissions, were $151.9 million.

•	In June 2019, Stoke announced the appointment of Jennifer Burstein to its Board of Directors, where she serves as chair of the audit committee.

Recent Developments:

•	On August 6, 2019, we announced that the U.S Food and Drug Administration granted orphan drug designation to our lead product candidate, STK-001, an investigational new treatment for Dravet Syndrome.

Upcoming Anticipated Milestones:

•

Enrollment in BUTTERFLY, an observational study of children and adolescents ages 2 to 18 with Dravet syndrome is expected in the second half of 2019. The two-year study is designed to evaluate non-seizure comorbidities associated with the disease, including cognitive development, behavior, movement, communication skills, seizure frequency, and sleep pattern. Data from the study will help inform clinical development plans for STK-001.

•	Completion of GLP toxicology studies to support STK-001 investigational new drug (IND) application for Dravet syndrome expected in early 2020.

•	Initiation of Phase 1/2 trial of STK-001 in Dravet syndrome expected in the first half of 2020.

•	Nomination of second product candidate for the treatment of an additional genetic disease expected by the first half of 2020.

Second Quarter and Year to Date 2019 Results

•

During the second quarter, Stoke completed its initial public offering of 9,074,776 shares of common stock at a price of $18.00 per share, raising $151.9 million of net proceeds after deducting underwriting discounts and commissions.

•

Net loss for the second quarter of 2019 was $7.8 million, compared to net loss of $3.0 million for the same period in 2018. Net loss for the six months ended June 30, 2019 was $13.6 million, compared to net loss of $4.9 million for the same period in 2018.

•

Research and development expense for the second quarter of 2019 was $6.0 million, compared to $1.9 million for the same period in 2018. Research and development expense for the six months ended June 30, 2019 was $10.2 million, compared to $3.1 million for the same period in 2018.

•

General and administrative expense for the three months ended June 30, 2019 was $2.4 million, compared to $1.1 million for the same period in 2018. General and administrative expenses for the six months ended June 30, 2019 were $4.6 million, compared to $1.8 million for the same period in 2018.

•

The increases in expenses for the 2019 periods over the same periods in 2018 primarily relate to increases in costs associated with personnel costs, third party contracts, consulting, facilities and other costs associated with a growing public corporation.

•	As of June 30, 2019, Stoke had approximately $242.9 million in cash, cash equivalents and restricted cash, which is anticipated to fund operations into 2023.

About Stoke Therapeutics

Stoke Therapeutics (Nasdaq: STOK) is a biotechnology company pioneering a new way to treat the underlying causes of severe genetic diseases by precisely upregulating protein expression to restore target proteins to near normal levels. Stoke aims to develop the first precision medicine platform to target the underlying cause of a broad spectrum of genetic diseases in which the patient has one healthy copy of a gene and one mutated copy that fails to produce a protein essential to health. These diseases, in which loss of approximately 50% of normal protein expression causes disease, are called autosomal dominant haploinsufficiencies. Stoke is headquartered in Bedford, Massachusetts with offices in Cambridge, Massachusetts. For more information, visit https://www.stoketherapeutics.com/ or follow the company on Twitter at @StokeTx.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Stoke’s second quarter results; Stoke’s expectation about timing and execution of anticipated milestones, including IND submission; the planned initiation of Stoke’s BUTTERFLY study and subsequent Phase 1/2 trial, and Stoke’s ability to use study data to advance the development of STK-001; the ability of STK-001 to treat the underlying causes of Dravet syndrome; and the ability of TANGO to design medicines to increase protein production. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Stoke’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to develop, obtain regulatory approval for and commercialize STK-001 and its future product candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to protect intellectual property; and other risks set forth in our filings with the Securities and Exchange Commission, including the risks set forth in our quarterly report on Form 10-Q for the quarter and six months ended June 30, 2019. These forward-looking statements speak only as of the date hereof and Stoke specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Stoke Therapeutics, the Stoke logo and all product names are trademarks of Stoke Therapeutics, Inc.

Financial Tables Follow

Stoke Therapeutics, Inc.

Consolidated balance sheets

(in thousands, except share and per share amounts)

(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$242,680	$105,399
Prepaid expenses and other current assets	1,505	548
Interest receivable	260	196

Total current assets	$244,445	$106,143

Restricted cash	205	204
Property and equipment, net	1,722	1,192

Total assets	$246,372	$107,539

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,238	$1,071
Accrued and other current liabilities	3,580	1,396

Total current liabilities	$4,818	$2,467

Long term liabilities	18	4

Total liabilities	$4,836	$2,471

Commitments and contingencies
Stockholders' equity
Preferred Stock, par value of $0.0001 per share; 10,000,000 shares authorized, none issued and outstanding as of June 30, 2019; and none authorized as of December 31, 2018	—	—
Convertible Preferred Stock, par value of $0.0001 per share; no shares authorized, issued or outstanding at June 30, 2019; 22,677,585 shares issued and outstanding as of December 31, 2018; aggregate liquidation preference of $130,850 at December 31, 2018	—	2
Common stock, par value of $0.0001 per share; 300,000,000 shares authorized, 32,674,565 and 727,413 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	3	—
Additional paid-in capital	280,804	130,776
Accumulated deficit	(39,271)	(25,710)

Total stockholders' equity	$241,536	$105,068

Total liabilities and stockholders' equity	$246,372	$107,539

Stoke Therapeutics, Inc.

Consolidated statements of operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	6,023	1,888	10,156	3,140
General and administrative	2,422	1,122	4,611	1,782

Total operating expenses	8,445	3,010	14,767	4,922

Loss from operations	(8,445)	(3,010)	(14,767)	(4,922)

Other income (expense):
Interest income	629	—	1,210	—
Other expense, net	(3)	—	(4)	—

Total other income (expense)	626	—	1,206	—

Net loss	$(7,819)	$(3,010)	$(13,561)	$(4,922)

Net loss per share attributable to common stockholders, basic and diluted	$(1.54)	$(4.36)	$(4.57)	$(7.14)

Weighted-average common shares outstanding, basic and diluted	5,083,620	691,212	2,970,292	689,112

Media & Investor Contact

Dawn Kalmar

Vice President, Head of Corporate Affairs

dkalmar@stoketherapeutics.com

781-303-8302